Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

of

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

These are the duly enacted and lawful Amended and Restated By-Laws of Tropicana Las Vegas Hotel and Casino, Inc.  (the “Corporation”). Capitalized terms not defined herein have the meanings given to them in the Corporation’s Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”).

1.                                      MEETINGS OF STOCKHOLDERS.

1.1                                 Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-Laws as an “Annual Meeting”) shall be held at the hour, date and place within the United States which is fixed by the Board of Directors (the “Board”), which time, date and place may subsequently be changed at any time by vote of the Board. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-Laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

1.2                                 Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders may be called by resolution of the Board or by the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the shares of the Corporation’s stock entitled to vote thereon. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

1.3                                 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.

1.4                                 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder of record entitled to notice of or to vote at the meeting, except that (i) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting; and (ii) no notice of an adjourned meeting need be given except when required under Section 1.5 of these By-Laws or by law. Each notice of a meeting shall be given to each stockholder of record entitled to notice of or to vote at such meeting not less than ten (10) nor more than sixty (60) calendar days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. Such notice shall include the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. Such notice may be given (a) by mail or courier service, addressed to such stockholder, at the address of such stockholder as it appears on the records of the Corporation, with postage thereon prepaid; or (b) by facsimile, electronic transmission or similar means of communication. Any notice will be deemed to be given at the time when the same is deposited in the United States mail, to the extent mailed, or when transmitted, to the extent given by facsimile, electronic transmission or similar means of communication. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by such stockholder.

1.5                                 Quorum. Except as may otherwise be required by law, the Certificate of Incorporation or these By-Laws,  the presence, in person or by proxy, at any meeting of stockholders of the holders of at least forty percent (40%) of the shares of the Corporation’s stock entitled to vote at the meeting shall constitute a quorum for the transaction of any business. In the case of any vote to be taken by separate class or series, the meeting of the holders of a particular class or series, shall be deemed a separate meeting of stockholders for purposes of these By-Laws.   In the absence of a quorum a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) calendar days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4 of these By-Laws.

1.6                                 Organization of Meetings. Meetings of stockholders shall be presided over by the chairperson of the meeting, who shall be the chairperson of the Board, if any, or in the chairperson’s absence, the president, or in their absence, by a vice president, or in the absence of the foregoing persons or persons with functionally equivalent executive titles, by the person so designated by the Board or in the absence of any such designation, by a chairperson chosen by the stockholders at the meeting. The secretary of the Corporation, if any, shall act as secretary of the meeting, but in the secretary of the Corporation’s absence, the chairperson of the meeting shall appoint a secretary of the meeting.

1.7                                 Voting; Proxies. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except as otherwise required by law, by the Certificate of Incorporation, or by Section 1.10 of these By-Laws.   Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for such stockholder by proxy. Every proxy must be signed by the stockholder or such stockholder’s attorney-in-fact.  No proxy shall be valid after three (3) years from its date unless it provides otherwise.

1.8                                 List of Stockholders. Not less than ten (10) calendar days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of the Corporation’s stock registered in such stockholder’s name. For a period of not less than ten (10) calendar days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (i) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting; or (ii) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

1.9                                 Conduct of Meeting. Subject to and to the extent permitted by Delaware law, the Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with law or such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures, and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting and announcement of the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) appointment of inspectors of election and other voting procedures, including, without limitation, those procedures set out in 8 Del. C. § 231. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

1.10                           Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

1.11                           Meetings by Remote Communication. The Board may determine that any meeting of stockholders shall not be held at any particular place but may instead be held solely by means of conference telephone or other means of remote communication by which all participating stockholders or proxyholders can read or hear the proceedings of the meeting substantially concurrently with such proceedings or that stockholders or proxyholders not physically present at a meeting of stockholders may participate in such meeting by means of conference telephone or such other means of remote communication. In either case, stockholders and proxyholders participating in a meeting by means of conference telephone or such other means of remote communication shall be deemed present in person and may vote at the meeting.

2.                                      BOARD OF DIRECTORS.

2.1                                 Number and Qualification. The initial Board shall consist of five (5) directors. Thereafter, the number of directors of the Corporation, may be established from time to time by resolution adopted by affirmative vote of a majority of the entire Board, excluding vacancies; provided, however, that no such amendment may shorten the term of any incumbent director. At each annual meeting of stockholders, all of the directors shall be elected for a term of office to expire at the next annual meeting of stockholders, subject to their earlier resignation, death or removal.

2.2                                 Quorum and Manner of Acting. A majority of the entire Board, excluding vacancies, shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the entire Board, excluding vacancies, unless otherwise required by law. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

2.3                                 Place of Meetings. Meetings of the Board may be held within or without the State of Delaware.

2.4                                 Annual and Regular Meetings. Annual meetings of the Board, for the appointment of officers and consideration of other matters, shall be held either (i) without notice immediately after the annual meeting of stockholders and at the same place; or (ii) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these By-Laws.   Other regular meetings of the Board may be held at such hour, date and place as the Board may by resolution from time to time determine and advise by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

2.5                                 Special Meetings. Special meetings of the Board may be called, in writing, by the president, chairperson or by any two (2) directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

2.6                                 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to such director at such director’s residence or usual place of business at least three (3) calendar days before the meeting, or by delivering or telephoning or telegraphing it to such director at least two (2) calendar days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken

2.7                                 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.

2.8                                 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.9                                 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3.                                      COMMITTEES.

3.1                                 Committees. The Board, by resolution adopted by a majority of the entire Board, may designate committees of one or more directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines.

3.2                                 Rules Applicable to Committees. The Board, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation or by these By-Laws may not be delegated. Except as the Board may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board. All members of such committees shall hold such offices at the pleasure of the Board. The Board may abolish any such committee at any time. Any committee to which the Board delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board.

4.                                      OFFICERS.

4.1                                 Number. The executive officers of the Corporation shall include the president and a secretary. The Board may appoint such other executive officers (including vice presidents and treasurers), each of which shall hold office for such period and have such powers and duties as the Board determines. Any two or more offices may be held by the same person.

4.2                                 Election; Term of Office. The executive officers of the Corporation shall be appointed annually by the Board, and each such officer shall hold office until the earlier of such officer’s resignation, death or removal.

4.3                                 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any agents or employees.

4.4                                 Resignation and Removal of Officers. Any officer may resign at any time by delivering such officer’s resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer may be removed by the Board either with or without cause.

5.                                      SHARES.

5.1                                 Certificates. The shares of the Corporation’s stock issued and outstanding shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary, and shall be sealed with the Corporation’s seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. If a certificate of stock be allegedly lost, stolen, or destroyed, another may be issued in its stead upon proof of loss, theft, or destruction, and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim or loss. A new certificate may be issued without requiring bond when, in the judgment of the Board, it is proper to do so. Notwithstanding anything to the contrary provided in these Bylaws, the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

5.2                                 Transfers of Stock. All transfers of stock of the Corporation shall be made upon its books by the holder of the shares of the Corporation’s stock in person or by such holder’s lawfully constituted representative, upon surrender of certificates of stock, duly endorsed or with acceptable power attached thereto, for cancellation.

5.3                                 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than sixty (60) or less than ten (10) calendar days before the date of the meeting or more than sixty (60) calendar days before any other action.

6.                                      INDEMNIFICATION

6.1                                 Definitions. For purposes of this Section 6:

“Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 6,  an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board or the stockholders of the Corporation;

“Director” means any person who serves or has served the Corporation as a director on the Board;

“Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

“Expenses”  means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

“Liabilities”  means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

“Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

“Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board;

“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

6.2                                 Indemnification of Directors and Officers. Subject to the operation of Section 6.4, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”) (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) and to the extent authorized in this Section 6.2.

(a)                                  Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)                                 Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under this Section 6.2(a)(ii) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(c)                                  Survival of Rights. The rights of indemnification provided by this Section 6.2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(d)                                 Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized in advance by the Board, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-Laws in accordance with the provisions set forth herein.

6.3                                 Indemnification of Non-Officer Employees. Subject to the operation of Section 6.4, each Non-Officer Employee may, in the discretion of the Board, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 6.3  shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board.

6.4                                 Good Faith. Unless ordered by a court of competent jurisdiction, no indemnification shall be provided pursuant to this Section 6 to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by holders of a majority of the shares of the Corporation’s stock entitled to vote thereon.

6.5                                 Advancement of Expenses to Directors Prior to Final Disposition.

(a)                                  The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these By-Laws.

(b)                                 If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Section 6 shall not be a defense to the action and shall not create a presumption that such advancement is not permissible.  The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c)                                  In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

6.6                                 Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)                                  The Corporation may, at the discretion of the Board, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)                                 In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

6.7                                 Contractual Nature of Rights.

(a)                                  The provisions of this Section 6 shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Section 6 is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment nor repeal nor modification of any provision of this Section 6 nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 6 shall eliminate or reduce any right conferred by this Section 6 in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision

(even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Section 6 shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)                                 If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Section 6 shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c)                                  In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

6.8                                 Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

6.9                                 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Section 6.

6.10                           Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Section 6 as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Section 6 owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

7.                                      MISCELLANEOUS.

7.1                                 Seal. The Board may adopt a corporate seal, which, if adopted, shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.

7.2                                 Fiscal Year. The Board may determine the Corporation’s fiscal year. Until changed by the Board, the Corporation’s fiscal year shall be the calendar year.

7.3                                 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

7.4                                 Books and Records. The books, records, and accounts of the Corporation, except as may otherwise be required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by resolution of the directors.

7.5                                 Notices. Any written waiver of notice, signed by the person entitled to notice, whether before or after the event with respect to which such waiver pertains, shall be deemed equivalent to proper notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except where attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

7.6                                 Amendments. These By-Laws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, excluding vacancies, but any by-law adopted by the Board may be amended or repealed by the stockholders.  The stockholders may from time to time define or limit the right of the Board to alter, amend or repeal any by-laws or by-laws made or adopted by the stockholders.